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                                                                    Exhibit 2(f)



MALLESONS STEPHEN JAQUES

Lihir Gold Deed of Security (PNG) 2005

Dated 13 September 2005

Lihir Gold Limited ("CHARGOR")
ABN AMRO Australia Limited ("SECURITY TRUSTEE")

MALLESONS STEPHEN JAQUES
Level 60
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.mallesons.com
Re: YC:MYT:FVL 0251284492

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LIHIR GOLD DEED OF SECURITY (PNG) 2005

Contents

DETAILS                                                                        1
GENERAL TERMS                                                                  3
1       INTERPRETATION                                                         3
1.1     Terms defined in Security Trust Deed                                   3
1.2     Definitions                                                            3
1.3     Interpretation                                                         5

2       CHARGE                                                                 5
2.1     Charge                                                                 5
2.2     Capacity of Chargor                                                    5
2.3     Consideration                                                          5
2.4     Ministerial approval                                                   5
2.5     Release                                                                5

3       NATURE OF CHARGE - FIXED/FLOATING                                      6
3.1     Fixed                                                                  6
3.2     Floating                                                               7
3.3     Conversion from floating to fixed                                      7
3.4     Conversion from fixed to floating                                      8

4       DEALINGS - SUCH AS SELLING OR MORTGAGING                               8
4.1     Security Trust Deed overriding                                         8
4.2     Restricted dealings with any of the Secured Property                   8
4.3     Restricted dealings with Secured Property over which charge
        is fixed                                                               8
4.4     Restricted dealings with Secured Property over which charge
        is floating                                                            9
4.5     Where the law allows for creation of Security Interest without
        consent                                                                9

5       OTHER SECURITY INTERESTS                                               9
5.1     Priority agreement                                                     9
5.2     Amount secured by other Security Interest                              9
5.3     Obligations under other Security Interest                             10
5.4     Security Trustee may rely on third party certificates                 10
5.5     Prospective Liability                                                 10
5.6     Increase in Prospective Liability                                     10

6       INCOME                                                                10
6.1     Before an Enforcement Date                                            10
6.2     After an Enforcement Date                                             10
6.3     No obligation on Security Trustee                                     10

7       FURTHER OBLIGATIONS REGARDING SECURITY OVER TENEMENTS AND MORTGAGED
        AGREEMENTS                                                            11
7.1     Interest in Tenements                                                 11
7.2     Third Parties and Mortgaged Agreements                                11


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                               12 September 2005

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
8       APPLICATION OF GOLD AND PAYMENTS                                      11
8.1     Payment, delivery and order of delivery or payment                    11
8.2     Suspense account                                                      11
8.3     Remaining Gold and money                                              12
8.4     Credit from date of receipt                                           12

9       DEFAULT                                                               12
9.1     Chargor to ensure no Event of Default                                 12
9.2     Security Trustee's powers on default                                  12
9.3     Order of enforcement                                                  12

10      EXCLUSION OF TIME PERIODS                                             13
10.1    No notice required unless mandatory                                   13
10.2    Mandatory notice period                                               13
10.3    Land Registration Act                                                 13

11      RECEIVERS                                                             13
11.1    Appointment at request or if unpaid Taxes                             13
11.2    Terms of appointment of Receiver                                      14
11.3    More than one Receiver                                                14
11.4    Receiver is Chargor's agent                                           14
11.5    Receiver's powers                                                     14

12      DISPOSAL OF THE SECURED PROPERTY IS FINAL                             16

13      POWER OF ATTORNEY                                                     17
13.1    Appointment                                                           17
13.2    Powers                                                                17

14      REINSTATEMENT OF RIGHTS                                               17

15      GENERAL                                                               18
15.1    Prompt performance                                                    18
15.2    Consents                                                              18
15.3    Certificates                                                          18
15.4    Set-off                                                               18
15.5    Discretion in exercising rights                                       18
15.6    Partial exercising of rights                                          18
15.7    No liability for loss                                                 18
15.8    Conflict of interest                                                  18
15.9    Security Trustee or Receiver in possession                            19
15.10   Remedies cumulative                                                   19
15.11   Other Security Interests or judgments                                 19
15.12   Continuing security                                                   19
15.13   Indemnities                                                           19
15.14   Rights and obligations are unaffected                                 19
15.15   Inconsistent law                                                      20
15.16   Supervening legislation                                               20
15.17   Time of the essence                                                   20
15.18   Variation and waiver                                                  20
15.19   Counterparts                                                          20


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
16      APPLICABLE LAW                                                        20

SCHEDULE 1 - FORM OF MINISTERIAL AUTHORISATION (CLAUSE 2.4)                   21

SIGNING PAGE                                                                  22


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                               12 September 2005

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LIHIR GOLD DEED OF SECURITY (PNG) 2005

Details

INTERPRETATION - definitions are in clause 1.

PARTIES        CHARGOR and SECURITY TRUSTEE
-------        ----------------------------
CHARGOR        Name      LIHIR GOLD LIMITED (Company No. 1-23423)
                         incorporated in Papua New Guinea

               ARBN      069 803 998

               Address   Level 7
                         Pacific Place
                         Cnr Champion Parade and Musgrave Street
                         Port Moresby
                         Papua New Guinea

               Fax       +67 5 986 4018

               Attention General Manager Financial and Commercial and Chief
                         Financial Officer

SECURITY       Name      ABN AMRO AUSTRALIA LIMITED
TRUSTEE
               ABN       78 000 862 797

               Address   Level 26, ABN AMRO Tower
                         88 Phillip Street
                         Sydney NSW 2000

               Fax       +61 2 9259 5499

               Attention Margaret Martin

PROSPECTIVE    The obligations of the Chargor to:
LIABILITIES
(clause 5)     -    perform the Secured Obligations;

               -    pay or repay the Secured Money;

               -    repay all advances which are made to it under the Syndicated
                    Facility Agreement;

               - pay interest on those advances and other amounts payable under the Syndicated Facility Agreement;

               - pay money under each Hedge Contract including following any close-out or termination of such contract; and


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
               - pay or reimburse the Beneficiaries for all Costs, increased costs or losses incurred in connection with the Finance
                    Documents.

               Maximum   US$1,000,000,000
               amount

DATE OF DEED   See Signing page.


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                               12 September 2005

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LIHIR GOLD DEED OF SECURITY (PNG) 2005

General terms

1    INTERPRETATION

1.1  TERMS DEFINED IN SECURITY TRUST DEED

     A term which has a defined meaning in the Security Trust Deed has the same meaning when used in this deed unless it is expressly defined in this deed when the meaning in this deed prevails.

1.2  DEFINITIONS

     These meanings apply unless the contrary intention appears:

     ATTORNEY means each attorney appointed by the Chargor under clause 13 ("Power of attorney").

     CHARGED RIGHTS means the present and future right, title and interest of the Chargor in connection with the Mortgaged Agreements. A reference to Charged Rights includes any part of it.

     CHARGOR means the person named in this deed as Chargor and includes the Chargor's successors and assigns. In the description of the Secured Obligations and the Secured Money it also refers to the Chargor as so defined, whether alone or jointly, or jointly and individually, and whether as a principal or as a surety.

     DETAILS means the section of this deed headed "Details".

     K or KINA means the lawful currency of The Independent State of Papua New Guinea.

     MINING ACT means the Mining Act 1992 (PNG).

     MORTGAGED AGREEMENT means:

     (a) The Mining Development Contract dated 17 March 1995 between The Independent State of Papua New Guinea and the Chargor; and

     (b) such other agreement between the Chargor and another party so designated as a "Mortgaged Agreement" by the Chargor and the Security Trustee under a Security Document.

     PERMITTED SECURITY INTEREST means any Security Interest which the Chargor is permitted to grant under the terms of the Senior Finance Documents.

     RECEIVER includes a receiver or receiver and manager.

     SECURED MONEY means, at any time, all amounts then due for payment or which will or may become due for payment or which remain unpaid, by the Chargor to a Beneficiary (for its own account or for the account of another


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     person) in connection with the Finance Documents (including transactions in connection with them).

     Without limiting this definition, it includes amounts then due for payment or which will or may become due for payment or which remain unpaid to a Beneficiary in its capacity as an assignee because it has taken an assignment of a Finance Document or this deed itself, and whether or not:

     (a)  the Chargor was aware of the assignment or consented to it; or

     (b)  the assigned obligation was secured before the assignment; or

     (c) the assignment takes place before, at the same time as, or after this deed is executed.

     SECURED OBLIGATIONS means all obligations and liabilities of the Chargor to a Beneficiary (for its own account or for the account of another person) from time to time under, or by reason of any Finance Document and, without limiting the generality of the foregoing, includes any liabilities which:

     (a)  are unliquidated;

     (b)  are present, prospective or contingent;

     (c) are in existence before or come into existence after the date of this deed;

     (d) relate to the delivery of gold, the payment of money or the performance or omission of any act;

     (e)  sound in damages only; or

     (f)  accrue as a result of any Event of Default.

     SECURED PROPERTY means all the Chargor's rights, property and undertaking:

     (a)  of whatever kind; and

     (b)  whether present or future,

     located or having a situs, or taken by any legislation to be located or have a situs, in The Independent State of Papua New Guinea (including, without limitation, all of the Chargor's right, title and interest in, to and under the Tenements but excluding any bank account known as a "Distribution Account" which is opened and maintained in accordance with any Senior Finance Document).

     A reference to Secured Property includes any part of it.

     SECURITY TRUST DEED means the deed entitled "Lihir Gold Security Trust Deed" dated 22 November 2000, as amended from time to time, between the Chargor, the Security Trustee and others.

     SECURITY TRUSTEE means the person or persons so described in the Details as the Security Trustee and includes their successors and assigns.


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     TENEMENTS means the Leases and any other:

     (a) exploration licence, special mining lease, mining lease, alluvial mining lease, lease for mining purposes, mining easement or other grant, lease, licence, permit or right under the Mining Act;

     (b) freehold or leasehold property or other right, interest or benefit in, under or derived from land; and

     (c) buildings or fixtures on land and any right, interest or benefit in, under or derived from buildings or fixtures on land.

     THIRD PARTY means a party to a Mortgaged Agreement other than the Chargor or the Chargee.

1.3  INTERPRETATION

     Clause 1.2 of the Security Trust Deed applies to this deed as if the same has been incorporated in this deed, mutatis mutandis.

2    CHARGE

2.1  CHARGE

     The Chargor charges the Secured Property to the Security Trustee for the purpose of securing performance of the Secured Obligations and securing payment of the Secured Money.

2.2  CAPACITY OF CHARGOR

     The Chargor grants the charge set out in this clause 2 as beneficial owner.

2.3  CONSIDERATION

     The Chargor acknowledges giving this deed and incurring obligations and giving rights under this deed for valuable consideration received from the Beneficiaries.

2.4  MINISTERIAL APPROVAL

     This deed, to the extent that any legal or equitable interest in an existing or future Tenement granted under the Mining Act is or may be created, assigned or otherwise dealt with, whether directly or indirectly, is subject to the approval of the Minister for Mining and registration under the Mining Act. The Chargor agrees to procure such approval in the form of schedule 1 or such other form as approved by the Security Trustee.

2.5  RELEASE

     The Chargor may require the Security Trustee to release the Secured Property when the Secured Obligations have been satisfied in full and there is no longer any Secured Money.

     The Security Trustee acknowledges that the Chargor may request the Security Trustee to release the Secured Property (or part thereof) under clause 3.33 of


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     the Security Trust Deed and the Security Trustee shall agree to such requests in accordance with that clause.

3    NATURE OF CHARGE - FIXED/FLOATING

3.1  FIXED

     The charge created by this deed is fixed over all present and future:

     (a)  capital (including uncalled or unpaid and paid or unpaid); and

     (b)  goodwill; and

     (c) estates and interests in land, including each fixture, structure or improvement on land or fixed to it; and

     (d) plant and machinery (having a value in excess of Kl,000,000 or its equivalent); and

     (e)  book debts and the proceeds of book debts; and

     (f)  the Charged Rights; and

     (g) securities, documents of title and any other documents (whether or not negotiable), that the Chargor deposits with the Security Trustee at any time and for any reason; and

     (h)  insurance policies and all the proceeds of those policies; and

     (i) all information, data, plans, blueprints, designs, recorded knowledge, surveys, architectural, structural, mechanical and engineering plans and specifications, studies reports and drawings, test reports, manuals, material standards, processing standards, performance standards, catalogues, computer and automatic machinery software and programs (whether owned, leased or licensed or to which the Chargor otherwise has any right, title or interest, including any which at any time evidence or contain information relating to the Chargor or the Secured Property or are otherwise necessary or helpful in the collection thereof or realisation thereupon, but in any event only to the extent of the Chargor's right, title or interest therein), all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs (to the extent of the Chargor's right, title or interest therein) used for the compilation or printout of such information, knowledge, records or data, data and drawings prepared by or on behalf of the Chargor for the construction, acquisition, occupancy, use, operation, maintenance, repair or restoration of the Project or any part thereof; and

     (j) all Authorisations now or hereafter held in the name, or for the benefit, of the Chargor provided that any Authorisation which by its terms or by operation of law would become void, voidable, terminable or revocable if mortgaged, pledged or assigned hereunder, or if a Security Interest therein were granted hereunder, are expressly


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          excepted and excluded from the Secured Property and the terms of this deed to the extent necessary so as to avoid such voidness, voidability, terminability or revocability; and

     (k) any compensation or amount paid by any Government Agency to the Chargor in connection with an expropriation, compulsory acquisition of assets, forfeiture, confiscation or like event; and

     (l)  interests in the Tenements; and

     (m) books of account, invoices, statements, ledger cards, computer software and records and other media relating to the Chargor's business transactions; and

     (n) interests in personal property that are not acquired by the Chargor for disposal by the Chargor in the ordinary course of its business; and

     (o) any other property if clause 3.3 ("Conversion from floating to fixed") says the charge is to be fixed over that property.

3.2  FLOATING

     The charge created by this deed is floating over all the Secured Property other than that listed in clause 3.1 ("Fixed").

3.3  CONVERSION FROM FLOATING TO FIXED

     Where the charge created by this deed is floating (whether under the terms of this deed or at law), it immediately and automatically becomes fixed:

     (a) over any Secured Property the Security Trustee notifies the Chargor is to be subject to a fixed charge. (However, the Security Trustee may notify only if the Security Trustee reasonably considers that it is necessary to do so to protect its rights under this deed or if an Event of Default has occurred); and

     (b)  over any Secured Property affected if:

          (i) the Chargor breaches an obligation under clause 4 ("Dealings - such as selling or mortgaging"); or

          (ii) a distress is levied or a judgment, order or Security Interest is enforced, becomes enforceable, or can would be enforceable by the giving of notice, or following lapse of time or fulfilment of a condition; or

          (iii) any person takes any step, or attempts or agrees to do any thing, which may result in Taxes, or an amount owing to an authority, ranking ahead of the floating charge (including issuing a notice or direction that has the effect of giving an authority a preference, priority or advantage over creditors), in respect of that Secured Property; and


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                               12 September 2005

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     (c)  over all the Secured Property if the Chargor is or becomes Insolvent;
          and

     (d)  if the law provides that this deed becomes fixed.

3.4  CONVERSION FROM FIXED TO FLOATING

     If any Secured Property becomes subject to a fixed charge under clause 3.3 ("Conversion from floating to fixed"), the Security Trustee may give the Chargor a notice stating that, from a date specified in the notice, the Secured Property specified in the notice is converted from a fixed charge and is then again subject to a floating charge. Secured Property can become subject to a floating or a fixed charge under this clause and clause 3.3 ("Conversion from floating to fixed") any number of times.

4    DEALINGS - SUCH AS SELLING OR MORTGAGING

4.1  SECURITY TRUST DEED OVERRIDING

     If anything in this clause 4 is inconsistent with the Security Trust Deed, the Security Trust Deed prevails to the extent of the inconsistency.

4.2  RESTRICTED DEALINGS WITH ANY OF THE SECURED PROPERTY

     Without the consent of the Security Trustee or unless otherwise permitted by the Security Trust Deed or expressly permitted by the Senior Finance Documents, the Chargor may not, and may not agree to, do any of the following:

     (a) create or allow to exist another Security Interest in connection with the Secured Property, other than any Permitted Security Interest; or

     (b) deal in any way with this deed or any interest in it, or allow any interest in it to arise or be varied,

4.3  RESTRICTED DEALINGS WITH SECURED PROPERTY OVER WHICH CHARGE IS FIXED

     Without the consent of the Security Trustee or unless otherwise permitted by the Security Trust Deed or expressly permitted by the Senior Finance Documents, the Chargor may not and may not agree to, do any of the following in respect of Secured Property over which the charge created by this deed is fixed:

     (a)  sell or dispose of it;

     (b) lease or license it, or deal with any existing lease or licence (including allowing a surrender or variation);

     (c)  part with possession of it;

     (d)  allow a set-off or combination of accounts;


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     (e)  waive any of the Chargor's rights or release any person from its obligations in connection with it;

     (f) not cause or permit any Mortgaged Agreement to be varied, repudiated, rescinded or terminated;

     (g) not abandon, settle, compromise or discontinue or become nonsuited in respect of proceedings against any person in connection with the Secured Property (including a Third Party);

     (h) deal in any other way with the Secured Property or any interest in it, or allow any interest in it to arise or be varied,

     in the case of paragraphs (e), (f), (g) and (h) above, where to do so would have a Material Adverse Effect.

4.4  RESTRICTED DEALINGS WITH SECURED PROPERTY OVER WHICH CHARGE IS FLOATING

     Without the consent of the Security Trustee, the Chargor may not and may not agree to, do anything in clause 4.3 ("Restricted dealings with the Secured Property over which charge is fixed") in respect of Secured Property over which the charge created by this deed is floating except where the thing done is done in the ordinary course of the Chargor's business.

4.5  WHERE THE LAW ALLOWS FOR CREATION OF SECURITY INTEREST WITHOUT CONSENT

     If a law entitles the Chargor to create another Security Interest in connection with the Secured Property without the consent of the Security Trustee, this clause 4 does not operate to require the Chargor to obtain the Security Trustee's consent before creating that other Security Interest. However:

     (a) if the Chargor intends to create another Security Interest, it agrees to notify the Security Trustee at least seven days before it proposes to do so; and

     (b) if the Security Trustee requests an agreement under clause 5.1 ("Priority agreement") and the Chargor has not complied with that request by the time the Security Interest is created, no Beneficiary need make funds available under any Finance Document.

5    OTHER SECURITY INTERESTS

5.1  PRIORITY AGREEMENT

     If the Security Trustee asks, the Chargor agrees to obtain an agreement acceptable to the Security Trustee regulating priority between this deed and any other Security Interest in connection with the Secured Property.

5.2  AMOUNT SECURED BY OTHER SECURITY INTEREST

     The Chargor agrees to ensure that the amount secured under any other Security Interest in connection with the Secured Property is not increased


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                               12 September 2005

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     without the Security Trustee's consent unless it would still remain a
     Permitted Security Interest after such increase.

5.3  OBLIGATIONS UNDER OTHER SECURITY INTEREST

     The Chargor agrees to comply with all obligations under any other Security Interest in connection with the Secured Property.

5.4  SECURITY TRUSTEE MAY RELY ON THIRD PARTY CERTIFICATES

     The Security Trustee may rely on a certificate from any other person with a Security Interest in connection with the Secured Property as to the amount that is owed to that other person.

5.5  PROSPECTIVE LIABILITY

     For the purpose only of fixing priorities under clause 2(4) of schedule 15 of the Companies Act 1997, the prospective liabilities secured by this deed include the prospective liabilities of the nature specified in the Details up to the maximum amount specified in the Details.

     Nothing in this clause affects any of the Chargor's obligations to the Beneficiaries or any other rights of the Beneficiaries.

5.6  INCREASE IN PROSPECTIVE LIABILITY

     The Security Trustee may from time to time lodge a notice under section 224(2) of the Companies Act 1997 on behalf of the Chargor specifying an increase in the maximum prospective liability secured by this deed. From the date of lodgment the sum specified in the Details will be taken to be varied to the sum specified in the notice.

6    INCOME

6.1  BEFORE AN ENFORCEMENT DATE

     Until an Enforcement Date occurs, the Chargor is entitled to retain all income in respect of the Secured Property.

6.2  AFTER AN ENFORCEMENT DATE

     If an Enforcement Date occurs, then all rights of the Chargor under clause
     6.1 ("Before an Enforcement Date") immediately cease and the Chargor agrees to procure that all income in respect of the Secured Property is paid directly to the Security Trustee.

6.3  NO OBLIGATION ON SECURITY TRUSTEE

     The Security Trustee need not:

     (a) do anything to obtain payment of any income in respect of the Secured Property; or

     (b)  exercise rights in respect of the Secured Property; or


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     (c)  sell the Secured Property;

     even if it has reason to believe that the value of the Secured Property may fall. The Security Trustee is not responsible for loss as a result of such a failure to act or delay in so acting.

7    FURTHER OBLIGATIONS REGARDING SECURITY OVER TENEMENTS AND MORTGAGED
     AGREEMENTS

7.1  INTEREST IN TENEMENTS

     (a) Without limiting any further assurance obligation, if requested by the Security Trustee, on acquiring any interest in a Tenement, the Chargor agrees to execute a legal or statutory mortgage over that interest securing the Secured Obligations and the Secured Money in the form and substance required by the Security Trustee. The Chargor agrees to use its best endeavours to register that mortgage.

     (b) The mortgage may not contain any obligation more onerous than in the other Finance Documents.

7.2  THIRD PARTIES AND MORTGAGED AGREEMENTS

     The Chargor agrees to take the action that a prudent, diligent and reasonable person would take to cause:

     (a) each Third Party to comply with its obligations in connection with any Mortgaged Agreements; and

     (b) any Third Party which has not complied with obligations in connection with any Mortgaged Agreements to pay an amount equal to the liability or loss suffered by, either the Chargor or the Security Trustee which is caused or contributed to, by that non-compliance.

8    APPLICATION OF GOLD AND PAYMENTS

8.1  PAYMENT, DELIVERY AND ORDER OF DELIVERY OR PAYMENT

     The Chargor agrees to perform the Secured Obligations (including the obligation to deliver Gold) and to pay the Secured Money to the Security Trustee pursuant to clause 2 of the Security Trust Deed. The Security Trustee must use Gold or money received under this deed towards satisfaction of the Secured Obligations or payment of the Secured Money in accordance with the Security Trust Deed.

8.2  SUSPENSE ACCOUNT

     The Security Trustee may place in a suspense account (including a bullion account), any Gold or payment it receives from the Chargor for as long as it considers prudent and need not apply it towards satisfying the Secured Obligations or the Secured Money.


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8.3  REMAINING GOLD AND MONEY

     The Security Trustee agrees to pay any Gold or money remaining after the Secured Obligations have been satisfied and the Secured Money is paid either to the Chargor (which the Security Trustee may do by delivering or paying it into an account (including a bullion account), in the Chargor's name) or to another person entitled to it (such as another person with a Security Interest in connection with the Secured Property). In doing so, it does not incur any liability to the Chargor. In particular, the Security Trustee may pay or deliver it to a person whom the Security Trustee considers on reasonable grounds has a subsequent registered or unregistered Security Interest. The Security Trustee does not pay the Chargor interest on any Gold or money remaining after the Secured Obligations have been satisfied and the Secured Money is paid.

8.4  CREDIT FROM DATE OF RECEIPT

     The Chargor is only credited with Gold or money from the date the Security Trustee actually receives it (including, where the Security Trustee has appointed a Receiver, the date the Receiver delivers or pays money to the Security Trustee).

9    DEFAULT

9.1  CHARGOR TO ENSURE NO EVENT OF DEFAULT

     The Chargor agrees to ensure that there is no Event of Default or Potential Event of Default.

9.2  SECURITY TRUSTEE'S POWERS ON DEFAULT

     If an Event of Default has occurred and is subsisting, the Security Trustee (acting pursuant to the Security Trust Deed) may do one or more of the following in addition to anything else the law allows the Security Trustee to do as chargee;

     (a)  sue the Chargor for the Secured Money;

     (b) bring an action against the Chargor for performance of the Secured Obligations;

     (c)  appoint one or more Receivers; and

     (d) do anything that a Receiver could do under clause 11.5 ("Receiver's powers").

9.3  ORDER OF ENFORCEMENT

     The Security Trustee may enforce this deed before it enforces other rights or remedies:

     (a)  against any other person; or

     (b)  under another document, such as another Security Interest.


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     If the Security Trustee has more than one Security Interest, it may enforce them in any order it chooses.

10   EXCLUSION OF TIME PERIODS

10.1 NO NOTICE REQUIRED UNLESS MANDATORY

     The Security Trustee, any Beneficiary or any Receiver need not give the Chargor any notice or demand or allow time to elapse before exercising a right under this deed or conferred by law (including a right to sell) unless the notice, demand or lapse of time is required by law and cannot be excluded.

10.2 MANDATORY NOTICE PERIOD

     Subject to clause 10.3 ("Land Registration Act"), if the law requires that a period of notice must be given or a lapse of time must occur or be permitted before a right under this deed or conferred by law may be exercised, then:

     (a) when a period of notice or lapse of time is mandatory, that period of notice must be given or that lapse of time must occur or be permitted by the Security Trustee; or

     (b) when the law provides that a period of notice or lapse of time may be stipulated or fixed by this deed, then one day is stipulated and fixed as that period of notice or lapse of time including, if applicable, as the period of notice or lapse of time during which:

          (i) an Event of Default must continue before a notice is given or requirement otherwise made for performance of the Secured Obligations, payment of the Secured Money or the observance of other obligations under this deed; and

          (ii) a notice or request for performance of the Secured Obligations, payment of the Secured Money or the observance of other obligations under this deed must remain not complied with before the Security Trustee, relevant Beneficiary or a Receiver may exercise rights.

10.3 LAND REGISTRATION ACT

     For the purposes only of section 73 of the Land Registration Act, the period specified in sections 68(1)(a) and 68(1)(b) of the Land Registration Act is to be reduced to 3 days.

11   RECEIVERS

11.1 APPOINTMENT AT REQUEST OR IF UNPAID TAXES

     In addition to its powers under clause 9.3 ("Security Trustee's powers on default"), the Security Trustee may appoint a Receiver:

     (a)  if the directors of the Chargor request it to do so; and


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     (b)  to any part of the Secured Property referred to in clause 3.3(b)(iii)
          ("Conversion from floating to fixed") at any time after the charge created by this deed becomes fixed under clause 3.3(b)(iii).

11.2 TERMS OF APPOINTMENT OF RECEIVER

     In exercising its power to appoint a Receiver, the Security Trustee may:

     (a) appoint a Receiver to all or any part of the Secured Property or its income; and

     (b) set a Receiver's remuneration at any figure the Security Trustee determines appropriate, remove a Receiver and appoint a new or additional Receiver.

11.3 MORE THAN ONE RECEIVER

     If the Security Trustee appoints more than one Receiver, the Security Trustee may specify whether they may act individually or jointly.

11.4 RECEIVER IS CHARGOR'S AGENT

     Any Receiver appointed under this deed is the Chargor's agent unless the Security Trustee notifies the Chargor that the Receiver is to act as the Security Trustee's agent. The Chargor is solely responsible for anything done, or not done, by a Receiver and for the Receiver's remuneration and Costs.

11.5 RECEIVER'S POWERS

     In addition to powers conferred by other provisions of this deed, by statute or by the terms of appointment, the Receiver may do one or more of the following unless they are specifically excluded by the terms of appointment at the time, in the manner and on terms (in addition to any terms expressly specified below) which the Receiver thinks fit (and the Security Trustee may vary these powers at any time by notice given to the Chargor and the Receiver):

     (a) enter, take possession of, have access to and make use of the Secured Property as often as the Receiver deems expedient;

     (b)  receive rents and profits derived from the Secured Property;

     (c) exercise the rights, powers and remedies of the Chargor over, in connection with or comprising part of the Secured Property;

     (d)  manage the Secured Property;

     (e)  carry on any business or pursuit within the powers of the Chargor;

     (f) subject to obligations imposed by law, sell or agree to sell the Secured Property on any terms, including, without limitation, the following:

          (i) the sale may take place whether or not the Receiver has taken possession of the Secured Property;


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          (ii) the sale may be by public auction, private treaty or by tender;

          (iii) the sale may be in one lot or in parcels, and with or without special provisions about title, or time, or mode of payment of purchase money, or otherwise;

          (iv) fixtures may be severed and sold apart from any real property;

          (v) allow the purchase money to remain secured by a mortgage or charge of the property sold, or secured by other security, or without security, and on any other terms, without being responsible for any resultant loss;

          (vi) enter into, rescind or vary a contract for sale, and resell without being responsible for loss, and execute assurances of the Secured Property in the name and on behalf of the Chargor or otherwise;

          (vii) do anything to complete any sale which the Receiver considers desirable, and set aside from the proceeds of sale the amount which the Receiver considers desirable to meet future claims until the possibility of claims being made is ended;

     (g) obtain the benefit of any agreement entered into by the Chargor (including, without limitation, by specific performance), whether or not the agreement is entered into in the exercise of the rights, powers and remedies conferred by this deed;

     (h) institute, conduct, defend, submit to arbitration, settle, compromise or defer in the name of the Chargor or otherwise on any terms, any proceeding, claim, question or dispute in connection with the Secured Property or this deed and execute releases or other discharges in connection with them;

     (i)  call and get in unpaid capital in the Chargor;

     (j) delegate the Receiver's powers including this power of delegation to any person for any period;

     (k) pull down, rebuild, erect, alter, improve, subdivide, provide services to, insure, and maintain the Secured Property;

     (l) lease or license, end, renew, surrender, or accept the surrender of a lease or licence of, the Secured Property, and compromise with or make concessions to tenants, lessees or licensees, or agree to do any of these things, for any period and on any terms;

     (m) give a person an option to purchase, lease or license the Secured Property on any terms, and give, create, release or vary easements, profits a prendre or restrictions relating to the Secured Property;

     (n)  surrender or transfer the Secured Property to any person;


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     (o)  exchange the Secured Property with a person for an interest in other property of any tenure (with or without giving or receiving other consideration). The property so acquired may be dealt with by the Receiver as if it were part of the Secured Property and the Receiver may grant a Security Interest over that property for the performance of the Secured Obligations and the payment of the Secured Money;

     (p) remove personal property from the Secured Property and store that property in the name of the Chargor without liability for loss or damage suffered by the Chargor;

     (q) do anything which should have been done by the Chargor under this deed but which has not been done or which the Receiver considers has not been done properly;

     (r) borrow or raise from the Security Trustee or from another person, in the name and on behalf of the Chargor or otherwise, money required from time to time for any of the purposes mentioned in this clause 11 and do any ancillary act (including, without limitation, draw, accept or endorse bills of exchange). Neither the Security Trustee nor any other person providing accommodation to the Receiver need enquire about the necessity or propriety of a borrowing or raising or is to be responsible for the misapplication or non-application of money borrowed or raised;

     (s) exercise all powers (including, without limitation, the powers of the directors of the Chargor) in connection with the transfer of shares held by any person in the Chargor;

     (t) secure money borrowed or raised by a Security Interest over the Secured Property so that the Security Interest ranks in priority to, equally with, or after this charge;

     (u) employ or engage persons (including, without limitation, employees of the Receiver and consultants and professional advisers) in connection with the powers conferred on the Receiver by this clause 11;

     (v) do or cause to be done anything to protect the priority of this deed, to protect the Chargor's or the Security Trustee's estate or interest in the Secured Property, to enforce this deed, to satisfy performance of the Secured Obligations or recover the Secured Money or to protect or enhance the Secured Property; or

     (w) expend money or incur liabilities in exercising the powers conferred on the Receiver by this clause 11.

12   DISPOSAL OF THE SECURED PROPERTY IS FINAL

     The Chargor agrees that if the Security Trustee or a Receiver sells or otherwise disposes of the Secured Property:

     (a) the Chargor will not challenge the acquirer's right to acquire the Secured Property (including on the ground that the Security Trustee


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                               12 September 2005
          or the Receiver was not entitled to dispose of the Secured Property or that the Chargor did not receive notice of the intended disposal) and the Chargor will not seek to reclaim that property; and

     (b) the person who acquires the Secured Property need not check whether the Security Trustee or the Receiver has the right to dispose of the Secured Property or whether the Security Trustee or the Receiver exercises that right properly.

13   POWER OF ATTORNEY

13.1 APPOINTMENT

     The Chargor irrevocably appoints the Security Trustee, each Authorised Officer of the Security Trustee, and each Receiver individually as the Chargor's attorney and agrees to ratify anything an Attorney does under clause 13.2 ("Powers").

13.2 POWERS

     If an Event of Default subsists, an Attorney may:

     (a) do anything which the Chargor can lawfully authorise an attorney to do in connection with this deed or the Secured Property, or which the Attorney believes is expedient to give effect to any of the Security Trustee's or a Receiver's rights (these things may be done in the Chargor's name or the Attorney's name, and they include signing and delivering documents, transferring, selling or leasing the Secured Property, transferring, selling or surrendering any lease, lodging or withdrawing caveats, starting, conducting and defending legal proceedings); and

     (b)  delegate their powers (including this power) and revoke a delegation;
          and

     (c) exercise their powers even if this involves a conflict of duty or they have a personal interest in doing so.

14   REINSTATEMENT OF RIGHTS

     Under law relating to Insolvency, a person may claim that a transaction (including a payment) in connection with the Secured Obligations or the Secured Money is void or voidable. If a claim is made and upheld, conceded or compromised, then:

     (a) the Security Trustee is immediately entitled as against the Chargor to the rights in respect of the Secured Obligations and the Secured Money to which it was entitled immediately before the transaction; and

     (b) on request from the Security Trustee, the Chargor agrees to do anything (including signing any document) to restore to the Security


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          Trustee any Security Interest (including this deed) it held from the
          Chargor immediately before the transaction.

15   GENERAL

15.1 PROMPT PERFORMANCE

     Subject to clause 15.17 ("Time of the essence"):

     (a) if this deed specifies when the Chargor agrees to perform an obligation, the Chargor agrees to perform it by the time specified; and

     (b)  the Chargor agrees to perform all other obligations promptly.

15.2 CONSENTS

     The Chargor agrees to comply with all conditions in any consent the Security Trustee gives in connection with this deed.

15.3 CERTIFICATES

     The Security Trustee may give the Chargor a certificate about an amount payable or other matter in connection with this deed. The certificate is sufficient evidence of the amount or matter, unless it is proved to be incorrect.

15.4 SET-OFF

     At any time after an Enforcement Date occurs, the Security Trustee may set off any amount due for payment by the Security Trustee to the Chargor against any amount due for payment by the Chargor to the Security Trustee under this deed.

15.5 DISCRETION IN EXERCISING RIGHTS

     The Security Trustee or a Receiver may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this deed expressly states otherwise.

15.6 PARTIAL EXERCISING OF RIGHTS

     If the Security Trustee or a Receiver does not exercise a right or remedy fully or at a given time, the Security Trustee or the Receiver may still exercise it later.

15.7 NO LIABILITY FOR LOSS

     Neither the Security Trustee nor a Receiver is liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right or remedy.

15.8 CONFLICT OF INTEREST

     The Security Trustee's and any Receiver's rights and remedies under this deed may be exercised even if this involves a conflict of duty or the Security Trustee or Receiver has a personal interest in their exercise.


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15.9 SECURITY TRUSTEE OR RECEIVER IN POSSESSION

     If the Security Trustee exercises any right under this deed or at law to enter or take possession of the Secured Property, it:

     (a) has complete and unfettered discretion as to how the Secured Property is managed; and

     (b) is liable to account only for rents and profits actually received by it.

     The same applies to any Receiver when acting as agent of the Security Trustee.

15.10 REMEDIES CUMULATIVE

     The rights and remedies of the Security Trustee or a Receiver under this deed are in addition to other rights and remedies given by law independently of this deed.

15.11 OTHER SECURITY INTERESTS OR JUDGMENTS

     This deed does not merge with or adversely affect, and is not adversely affected by, any of the following:

     (a) any Security Interest or other right or remedy to which the Security Trustee is entitled; or

     (b) a judgment which the Security Trustee obtains against the Chargor in connection with the Secured Obligations or the Secured Money.

     The Security Trustee may still exercise its rights under this deed as well as under the judgment, other Security Interest or the right or remedy.

15.12 CONTINUING SECURITY

     This deed is a continuing security despite any intervening payment, settlement or other thing until the Security Trustee releases the Secured Property from this deed in accordance with the terms of the Security Trust Deed.

15.13 INDEMNITIES

     The indemnities in this deed are continuing obligations, independent of the Chargor's other obligations under this deed and continue after this deed ends. It is not necessary for the Security Trustee to incur expense or make payment before enforcing a right of indemnity under this deed.

15.14 RIGHTS AND OBLIGATIONS ARE UNAFFECTED

     Rights given to the Security Trustee and any Receiver under this deed and the Chargor's liabilities under it are not affected by anything which might otherwise affect them at law.


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15.15 INCONSISTENT LAW

     To the extent permitted by law, this deed prevails to the extent it is inconsistent with any law.

15.16 SUPERVENING LEGISLATION

     Any present or future legislation which operates to vary the obligations of the Chargor in connection with this deed with the result that the Security Trustee's rights, powers or remedies are adversely affected (including by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

15.17 TIME OF THE ESSENCE

     Time is of the essence in this deed in respect of an obligation of the Chargor to pay money or perform the Secured Obligations.

15.18 VARIATION AND WAIVER

     Unless this deed expressly states otherwise, a provision of this deed, or right created under it, may not be waived or varied except in writing signed by the party or parties to be bound.

15.19 COUNTERPARTS

     This deed may consist of a number of copies, each signed by one or more parties to the mortgage. If so, the signed copies are treated as making up the one document.

16   APPLICABLE LAW

     This deed is governed by the law in force in The Independent State of Papua New Guinea. The Chargor submits to the non-exclusive jurisdiction of the courts of that place.

EXECUTED as a deed.


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LIHIR GOLD DEED OF SECURITY (PNG) 2005

Schedule 1 - Form of Ministerial Authorisation (Clause 2.4)

                      INDEPENDENT STATE OF PAPUA NEW GUINEA
                                 MINING ACT 1992

ACT, SEC. 119

                        MEMORIAL OF APPROVAL OF A DEALING

I, Hon Sam Akoitai MP, Minister for Mining, by virtue of the powers conferred by the Mining Act 1992 and pursuant to section 119 of that Act, hereby approve the dealings described in this instrument.

Dated at _____________ this _____________ day of ______________ 2005

                                        ________________________________________
                                                             Minister for Mining

To be completed by the Registrar upon the Minister approving a dealing:

I, _______________________________________ Registrar, pursuant to the powers conferred under the Mining Act 1992 and pursuant to section 119 of that Act certify that I have at this time on this day registered this instrument.


-------------------------------------
(Registrar's signature)

-------------------------------------
(time)

-------------------------------------
(date)


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LIHIR GOLD DEED OF SECURITY (PNG) 2005

Signing page

DATED: 13 September 2005

CHARGOR

SIGNED SEALED AND                    )
DELIVERED by                         )
PAUL FULTON                          )
as attorney for LIHIR GOLD           )
LIMITED under power of attorney      )
dated 8 September 2005               )
in the presence of:                  )
                                     )
                                     )
/s/ Arlene Colquhoun                 )   /s/ Paul Fulton
-------------------------------------)   ---------------------------------------
Signature of witness                 )   By executing this deed the attorney
                                     )   states that the attorney has received
ARLENE COLQUHOUN                     )   no notice of revocation of the power of
Name of witness (block letters)      )   attorney


SECURITY TRUSTEE

SIGNED SEALED AND                    )
DELIVERED by                         )
ERWIN ELSTERMANN                     )
as attorney for ABN AMRO             )
AUSTRALIA LIMITED under
power of attorney dated              )
12 September 2005                    )
in the presence of:                  )
                                     )
                                     )
/s/ Charles Doasett                  )   /s/ Erwin Elstermann
-------------------------------------)   ---------------------------------------
Signature of witness                 )   By executing this deed the attorney
                                     )   states that the attorney has received
CHARLES DOASETT                      )   no notice of revocation of the power of
Name of witness (block letters)      )   attorney
                                     )


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